EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Energy Transfer Equity, L.P. of our report dated March 30, 2006, relating to the financial statements of Transwestern Pipeline Company, LLC, which appear in the Current Report on Form 8-K/A of Energy Transfer Equity, L.P. dated December 1, 2006. We also consent to the reference to us under the heading “Experts” in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 24, 2007